UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2008

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Glowpoint, Inc.

 (Exact name of registrant as specified in its charter)

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Delaware	0-25940	77-0312442
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

225 Long Avenue Hillside, NJ 07205

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (312) 235-3888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02

RESULTS OF OPERATION AND FINANCIAL CONDITION.

On November 12, 2008, Glowpoint, Inc. (the “Company”) issued a press release announcing the filing of its quarterly report on Form 10-Q for the period ending September 30, 2008.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Current Report on Form 8-K, including the exhibit, is provided under Item 2.02 of Form 8-K and shall not be deemed (i) “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section or (ii) to be incorporated by reference into the filings of the registrant under the Securities Act of 1933 regardless of any general incorporation language in such filings.

ITEM 8.01

OTHER EVENTS

The Company will host a conference call at 4:30 p.m. EDT on Wednesday, November 12, 2008 to discuss its results for the nine and three month periods ending September 30, 2008.  Interested participants should call 800-901-5213 and use passcode 21633096. International participants should call 617-786-2962 and use the same passcode.  A recording of the conference call will be available beginning November 12 and will remain archived through November 19, 2008. To listen to the playback, please call 888-286-8010 and use passcode 67617774. For the international playback, dial 617-801-6888 and use the same passcode.

The audio webcast will also be distributed over Thomson Financial’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through Thomson  Financial’s individual investor center at http://www.earnings.com or by visiting any of the investor sites in Thomson Financial’s Individual Investor Network, such as America Online's Personal Finance Channel, Fidelity Investments® (www.fidelity.com), and others. Institutional investors can access the call via Thomson Financial’s password-protected event management site, StreetEvents: http://www.streetevents.com.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired. Not Applicable.

(b)      Pro Forma Financial Information. Not Applicable.

(c)      Exhibits

Exhibit No.	Description
99.1	Press release, dated November 12, 2008.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

By:	/s/ MICHAEL BRANDOFINO
Michael Brandofino Chief Executive Officer

Date:  November 12, 2008